Exhibit 5.1

                            [MINTZ LEVIN LETTERHEAD]

                   New York Boston Washington Reston New Haven


                                                                January 24, 2005


deltathree, Inc.
75 Broad Street, 31st Floor
New York, New York 10004


Ladies and Gentlemen:

We have acted as counsel to deltathree, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 1,110,948 shares (the "Shares") of its Class A common stock, $.001 par value per share (the "Common Stock") This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Company's Certificate of Incorporation, as amended, and Amended and Restated By-Laws, both as currently in effect; such other records of the corporate proceedings of the Company and certificates of the Company's officers as we have deemed relevant; and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will have been duly and validly issued, fully paid and non-assessable shares of the Common Stock, free of preemptive rights.

Our opinion is limited to the applicable provisions of the Delaware Constitution, the General Corporation Laws of the State of Delaware and the reported judicial decisions interpreting those laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.



                  New York Boston Washington Reston New Haven

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

January 24, 2005
Page 2


We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement.


                                               Very truly yours,

                                               /s/ Mintz, Levin, Cohn, Ferris,
                                               Glovsky and Popeo, P.C.


                                               Mintz, Levin, Cohn, Ferris,
                                               Glovsky and Popeo, P.C.